UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OSIRIS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Annual Meeting of Stockholders of Osiris Therapeutics, Inc. will be held on
Tuesday, June 26, 2018, at 9:00 a.m. (Eastern Daylight Time) at our corporate offices located at 7015 Albert Einstein Drive, Columbia, Maryland 21046-1707.

PROXY STATEMENT, ANNUAL REPORT ON FORM 10-K FOR YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015, AND PROXY CARD ARE

AVAILABLE AT:

http://www.pstvote.com/osiris2018

Dear Stockholder:

The 2018 Annual Meeting of Stockholders of Osiris Therapeutics, Inc. has been called to consider and act upon the following matters:

1.                                      Approve amendments to our articles of incorporation, as amended and supplemented (“Charter”), to: (i) permit the removal of directors without cause and (ii) decrease the number of authorized shares;

2.                                      Approve the amendment and restatement of our bylaws, including amendments to:

(i)                                     remove the requirement that our annual meetings of stockholders be held within six-months of fiscal year-end,

(ii)                                  require majority voting in uncontested elections of directors,

(iii)                               amend our advance notice provisions for director nominations and stockholder proposals,

(iv)                              require stockholder ratification of director compensation each year,

(v)                                 extend the timeframe for which our Board of Directors may fix a record date from 60 days to 90 days,

(vi)                              implement permissive, rather than mandatory, provisions related to the advancement of expenses of executive officers in certain legal proceedings, and

(vii)                           delete sections of the bylaws that are unnecessary or no longer applicable and make immaterial revisions consistent with Maryland corporate law.

3.                                      Elect each director nominee named in the proxy statement to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

4.                                      Consider and vote to approve, on a non-binding, advisory basis, the executive compensation paid by us;

5.                                      Recommend, on a non-binding, advisory basis, the frequency of the advisory vote related to the executive compensation paid by us;

6.                                      Ratify the compensation of our directors;

7.                                      Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

8.                                      Approve the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan; and

9.                                      Transact such other matters as may properly come before the 2018 Annual Meeting, or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” the amendments to our Charter; “FOR” the amendment to and restatement of our bylaws; “FOR” the election of all director nominees listed in our proxy materials; “FOR” approval, on a non-binding, advisory basis, the executive compensation paid by us; “EVERY YEAR” with respect to the advisory vote on frequency related to the executive compensation paid by us; “FOR” the ratification of the compensation of directors; “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and “FOR” the approval of the Osiris Therapeutics, Inc. 2018 Long-Term Incentive Plan.

Complete proxy materials, including the proxy card, are available to you on-line at http://www.pstvote.com/osiris2018 or upon your request by e-mail or first-class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

This is not a ballot. You cannot use this notice to vote your shares. You may vote on-line, by mail or in person. If you wish to vote on-line, you will need your “Shareholder Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote in person at the Annual Meeting of Stockholders, simply check the box on the proxy card that you plan to attend. Your proxy card will not be used if you vote in person.

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Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on June 26, 2018:

1.              This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.              The Proxy Statement, Annual Report on Form 10K for the years ended December 31, 2017, 2016 and 2015, and proxy card are available at http:// www.pstvote.com/osiris2018.

3.              If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 12, 2018 to facilitate timely delivery.

To request a paper copy of these items either:

•                  Call our toll-free number 1-866-223-0448; or

•                  Visit our website at http://www.pstvote.com/osiris2018; or

•                  Send us an e-mail at info@philadelphiastocktransfer.com

Please clearly identify the items you are requesting, our Company name, and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed.

By Order of the Board of Directors

/s/ Edward Yip
Edward Yip
Corporate Secretary

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